EXHIBIT 32

                                 CERTIFICATIONS

                            CERTIFICATION PURSUANT TO
                             10 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of China Ventures Limited ("the Company") on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I. James N.L. Chow Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

     (2) The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operation of the Company.

                                                        /s/ James N. L. Chow
                                                        ------------------------
                                                        James N. L. Chow
                                                        President, Secretary
                                                        and Principal Financial
                                                        And Accounting Officer

January 12, 2006